EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement of C1 Financial, Inc. on Pre-effective Amendment No. 2 to Form S-1 of our report dated May 30, 2014 on the consolidated financial statements of C1 Financial, Inc. and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Fort Lauderdale, Florida

July 31, 2014